Exhibit 5.1

One Liberty Plaza

New York, NY 10006-1470

T: +1 212 225 2000

F: +1 212 225 3999

WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON • MOSCOW

FRANKFURT • COLOGNE • ROME • MILAN • HONG KONG • BEIJING

BUENOS AIRES • SÃO PAULO • ABU DHABI • SEOUL • SILICON VALLEY

CRAIG B. BROD

NICOLAS GRABAR

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

DAVID C. LOPEZ

MICHAELA A. GERSTENZANG

LEV L. DASSIN

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

LILLIAN TSU

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

RISHI ZUTSHI

JANE VANLARE

ELIZABETH DYER

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

AUDRY X. CASUSOL

JOHN A. KUPIEC

ABENA A. MAINOO

HUGH C. CONROY, JR.

JOSEPH LANZKRON

MAURICE R. GINDI

KATHERINE R. REAVES

RAHUL MUKHI

ELANA S. BRONSON

MANUEL SILVA

KYLE A. HARRIS

LINA BENSMAN

ARON M. ZUCKERMAN

KENNETH S. BLAZEJEWSKI

MARK E. MCDONALD

F. JAMAL FULTON

PAUL V. IMPERATORE

CLAYTON SIMMONS

CHARLES W. ALLEN

    RESIDENT PARTNERS

JUDITH KASSEL

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ

ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

LAURA BAGARELLA

JONATHAN D.W. GIFFORD

SUSANNA E. PARKER

DAVID W.S. YUDIN

KARA A. HAILEY

ANNA KOGAN

BRANDON M. HAMMER

    RESIDENT COUNSEL

D: +1 212 225 2650 cbrod@cgsh.com

May 3, 2022

The Hartford Financial Services Group, Inc.

One Hartford Plaza

Hartford, Connecticut 06155

We have acted as special counsel to The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale by HFPG, Inc. (the “Selling Stockholder”) of 150,000 shares (the “Resale Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s registration statement on Form S-3 (No. 333-262879). Such registration statement, as amended as of its most recent effective date (May 3, 2022), insofar as it relates to the Resale Shares (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein but excluding Exhibit 25.01, is herein called the “Registration Statement;” the related prospectus dated February 22, 2022, included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus;” and the related prospectus supplement dated May 3, 2022, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the Final Prospectus;

(c)	a specimen of the Common Stock, filed as an exhibit to the Registration Statement;

(d)	a certificate of the corporate secretary of the Company dated the date hereof; and

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

The Hartford Financial Services Group, Inc., p. 2

(e)

copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further qualification set forth below, it is our opinion that the Resale Shares have been validly issued by the Company and are fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware (excluding for such purposes any matter relating to the insurance laws and regulations of such State).

We hereby consent to the use of our name in the Final Prospectus under the heading “Validity of the Common Stock,” as counsel for the Company who has passed on the validity of the Resale Shares, and as having prepared this opinion, and to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated May 3, 2022. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Craig B. Brod
Craig B. Brod, a Partner